                                 EXHIBIT 10(15)

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement"), executed this ________ day of February, 2002, to be effective as of March 1, 2001, is between AZZ incorporated, a Texas corporation ("Company"), and Dana L. Perry ("Employee")

                                R E C I T A L S:

     A. Company and Employee desire to enter into this written agreement to specify the terms and conditions of Employee*s employment with Company.

     B. Company considers the maintenance of a sound management team, including Employee, essential to protecting and enhancing its best interests and those of its shareholders.

     C. Employee will be Vice President and Chief Financial Officer of the Company and shall serve in such other positions with the Company's affiliates as he may be asked by Company to assume. Employee will be an integral member of Company*s management team.

     NOW, THEREFORE, in consideration of Employee*s future employment with Company and other good and valuable consideration, the parties agree as follows:

     SECTION 1. EMPLOYMENT. Company hereby employs Employee, and Employee hereby accepts employment, upon the terms and subject to the conditions hereinafter set forth.

     SECTION 2. DUTIES. Employee shall be employed as Vice President and Chief Financial Officer of the Company, and such other positions within the Company or its affiliates to which he may be appointed by the Company's Board of Directors (the "Board"). Employee agrees to devote his full time and best efforts to the performance of the duties attendant to his executive position with Company or its affiliates.

     SECTION 3. TERM. The initial term of employment of Employee hereunder shall continue for thirty-six months from March 1, 2001 ("Employment Date"), unless earlier terminated pursuant to Section 6 herein. Additionally, the initial term of employment shall be automatically extended for additional one year periods on each anniversary of the Employment Date unless either party delivers written notice to the other party at least thirty (30) days prior to the applicable anniversary date or unless terminated pursuant to Section 6 herein.

     SECTION 4. COMPENSATION AND BENEFITS. In consideration for the services of Employee hereunder, Company shall compensate Employee as follows:

          (a) BASE SALARY. Until the termination of Employee*s employment hereunder, Company or its affiliate shall pay Employee a base salary at an annual rate of

$196,000.00 ("Base Salary"). The Base Salary may not be decreased at any time during the term of Employee*employment hereunder and may be increased by Company prior to the annual anniversary of the Employee*s Employment Date. Any increase in Base Salary shall be in the sole discretion of the Board.

          (b) EXECUTIVE INCENTIVE BONUS. Employee shall be eligible to receive such annual incentive bonus as may be provided from time to time by Company. The Board has the right to interpret and to construe the terms and provisions of any such plan and its actions in this regard shall be final and conclusive. Employee's annual bonus for the Company's 2002 fiscal year shall be determined under the 2002 Management Incentive Bonus Plan-Vice President and Chief Financial Officer, a copy of which is attached as Exhibit A to this Agreement.

          (c) STOCK OPTIONS. Company, shall grant to Employee pursuant to its 2001 Long-Term Incentive Plan immediately upon its approval by the Company's shareholders, and if it is not approved by the shareholders at the 2001 annual meeting of shareholders, then pursuant to other existing plans or by individual grants, the date of such award and the date of each award subsequently made under this Agreement being referred to as the Award Date, options to purchase 9,975 shares of the Company's $1.00 par value common stock (the "Common Stock") and shall likewise grant to Employee as of the close of business on March 1 of each year thereafter during the term of this Agreement (each such grant to have its own Award Date), options to purchase shares of the Company's Common Stock having an aggregate valuation (the product of the number of shares optioned and the Price, as hereinafter defined) based upon the closing price of the Common Stock on the New York Stock Exchange at the date of each such grant (the "Price"), of $148,333, options under each such grant (the one to be made immediately after the 2001 annual meeting of shareholders and the ones to be granted on March 1 of each year thereafter during the term of this Agreement) to vest twenty percent on the respective Award Dates and twenty percent on each of the first four anniversaries of the Award Dates. The options shall each be exercisable at the Price. The options shall each have a term of ten (10) years from their respective Award Dates and shall be either nonqualified or, if available under a plan which has been approved by the shareholders, incentive stock options, at the election of Employee.

          (d) VACATION. Employee shall be entitled to 20 days of paid vacation per year at the reasonable and mutual convenience of Company and Employee. Accrued vacation not taken in any calendar year may be carried forward or used in the following calendar year, but not in any subsequent calendar year unless otherwise approved by the Board.

          (e) GROUP INSURANCE BENEFITS. Employee shall be entitled to participate in the Company's Employee Benefit Plan and Trust, group life, health and disability programs and such other benefit programs as are made available to Company*s other executives and officers and the Employee*s participation in such programs shall be at the same rates and subject to the same conditions as are available and applicable to Company*s other executives and officers.

          (f) LIFE INSURANCE BENEFITS. Company shall pay the premiums allocable to a term life insurance policy in the face amount of $300,000.00 covering Employee as the named insured, subject to Employee*s passing a standard physical examination in order to permit issuance of the policy at standard (non-rated) premiums and satisfaction of any other standard underwriting requirements. Employee shall be the owner of such policy and shall have the right to designate the beneficiary of the policy proceeds. Employee shall be liable for income taxes with respect to premium amounts includable in Employee*s taxable income.

          (g) CAR ALLOWANCE. As a condition of Employee*s employment, Employee shall from time to time be required to travel by automobile on Company business. Accordingly, Company shall furnish an automobile to Employee and pay Employee*s costs of maintaining, operating and insuring it.

          (h) ANNUAL PHYSICAL. The Company shall cover the cost to Employee of an annual physical which Employee agrees to take with no more than fifteen months to intervene between such annual physicals.

     SECTION 5. EXPENSES. The parties anticipate that in connection with the services to be performed by Employee pursuant to the terms of this Agreement, Employee will be required to make payments for travel, entertainment of business associates and similar expenses. Company shall reimburse Employee for all appropriate and reasonable expenses authorized by Company and incurred by Employee in the performance of his duties hereunder. Employee shall comply with such budget limitations and approval and reporting requirements with respect to expenses as Company may establish from time to time.

     SECTION 6. TERMINATION.

          (a) GENERAL. Employee*s employment hereunder shall commence on the Employment Date and continue until the end of the term specified in Section 3, except that the employment of Employee hereunder shall terminate prior to such time in accordance with the following:

              (i) DEATH OR DISABILITY. Upon the death of Employee during the term of his employment hereunder or, at the option of Company, in the event of Employee*s Disability, upon 30 days* notice to Employee.

              (ii) FOR CAUSE. For "Cause" immediately upon written notice by Company to Employee. A termination shall be for "Cause" if:

                     (1) Employee is convicted of a crime involving moral turpitude or a crime providing for a term of imprisonment in a federal or state penitentiary; or

                     (2) Employee commits any willful malfeasance or gross negligence in the discharge of duties to the Company or any of its subsidiaries, having a material adverse effect on the Company or any of its subsidiaries, their business or reputations; or

                     (3) Employee fails to correct within five days after written notice, any specific failure in performance of the duties of the Employee's position with the Company; or

               (iii) WITHOUT CAUSE. Without cause immediately upon notice by Company to Employee.

          (b)  SEVERANCE PAY.

               (i) TERMINATION UPON DEATH OR DISABILITY OR FOR CAUSE. Employee shall not be entitled to any severance pay or other compensation upon termination of his employment pursuant to Section 6(a) (i) or (ii) except for his Base Salary accrued but unpaid as of the date of termination, unpaid expense reimbursements under Section 5 for expenses incurred in accordance with the terms hereof prior to termination, and compensation for accrued, unused vacation as of the date of termination ("Accrued Amounts").

               (ii) TERMINATION WITHOUT CAUSE. In the event Employee*s employment hereunder is terminated pursuant to Section 6(a) (iii) prior to the expiration of the initial term of this Agreement (as such initial term may have been extended) , Company shall pay Employee, as consideration for the execution of a separation and release agreement and in lieu of any further compensation payable hereunder other than Accrued Amounts, a cash amount equal to Employee*s Base Salary for the period from the date of termination to the end of the term of this Agreement but in no event less than Employee's Base Salary for a 24 month period plus any amounts to which Employee is entitled under any compensation plan of the Company. Such separation payments shall be Employee*s sole remedy in connection with such termination.

          (c) CHANGE IN CONTROL. Company and Employee shall enter into a Change in Control Agreement (the "Change in Control Agreement"). That agreement shall provide for payment to Employee of 2.99 times his base salary in the event that, after a change in control, as defined in that agreement, Employee remains in the employment of the Company for as long as his services are requested, up to a period of one year following the change in control. Employee's obligation to remain in the employment of the Company after the change in control will terminate in the event of a constructive termination of the Employee, as defined in that agreement.

     SECTION 7. INVENTIONS; ASSIGNMENT.

          (a) INVENTIONS DEFINED. All rights to discoveries, inventions, improvements, designs and innovations (including all data and records pertaining thereto) that relate to the business of Company, whether or not able to be patented, copyrighted or reduced to writing, that Employee may discover, invent or originate during the term of his employment hereunder, and for a period of six months thereafter, either alone or with others and whether or not during working hours or by the use of the facilities of Company ("Inventions") , shall be the exclusive property of Company. Employee shall promptly disclose all Inventions to Company, shall execute at the request of Company any assignments or other documents Company may deem necessary to protect or perfect its rights therein, and shall assist Company, at Company*s expense, in obtaining, defending and enforcing Company*s rights therein. Employee hereby appoints Company as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by Company to protect or perfect its rights to any Inventions.

          (b) COVENANT TO ASSIGN AND COOPERATE. Without limiting the generality of the foregoing, Employee shall assign and transfer to Company the world-wide right, title and interest of Employee in the Inventions. Employee agrees that Company may apply for and receive patent rights (including Letters Patent in the United States) for the Inventions in Company*s name in such countries as may be determined solely by Company. Employee shall communicate to Company all facts known to Employee relating to the Inventions and shall cooperate with Company*s reasonable requests in connection with vesting title to the Inventions and related patents exclusively in Company and in connection with obtaining, maintaining and protecting Company*s exclusive patent rights in the Inventions.

          (c) SUCCESSORS AND ASSIGNS. Employee*s obligations under this Section 7 shall inure to the benefit of Company and its successors and assigns and shall survive the expiration of the term of this Agreement for such time as may be necessary to protect the proprietary rights of Company in the Inventions.

         SECTION 8. CONFIDENTIAL INFORMATION.

          (a) ACKNOWLEDGMENT OF PROPRIETARY INTEREST. Employee acknowledges the proprietary interest of Company in all Confidential Information (as defined below). Employee agrees that all Confidential Information learned by Employee during his employment with Company or otherwise, whether developed by Employee alone or in conjunction with others or otherwise, is and shall remain the exclusive property at of Company. Employee further acknowledges and agrees that his disclosure of any Confidential Information will result in irreparable injury and damage to Company.

          (b) CONFIDENTIAL INFORMATION DEFINED. "Confidential Information" means all confidential or proprietary information of Company or any of its affiliates, including without limitation, (i) information derived from reports, investigations, experiments, research and work in progress,(ii) methods of operation, (iii) market data. (iv) proprietary computer programs and codes, (v) drawings, designs, plans and proposals, (vi) marketing and sales programs, (vii) client lists, (viii) historical financial information and financial projections. (ix) pricing formulae and policies, (x) all other concepts, ideas, materials and information prepared or performed for or by Company and (xi) all information related to the business, products, purchases or sales of Company or any of its affiliates or any of their suppliers and customers, other than information that is publicly available.

          (c) COVENANT NOT TO DIVULGE CONFIDENTIAL INFORMATION. Company is entitled to prevent the disclosure of Confidential Information. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Company, Employee agrees at all times during the term of his employment hereunder and thereafter to hold in strict confidence and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by Company to further the business of Company, and not to use except in the pursuit of the business of Company, the Confidential Information, without the prior written consent of Company.

          (d) RETURN OF MATERIALS AT TERMINATION. In the event of any termination or cessation of his employment with Company for any reason. Employee shall promptly deliver to Company all documents, data and other information derived from or otherwise pertaining to Confidential Information. Employee shall not take or retain any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Confidential Information.

     SECTION 9. NON-SOLICITATION.

          (a) SOLICITATION OF EMPLOYEES. During Employee*s employment with Company and for a period of twelve (12) months after termination of such employment at any time and for any reason, and regardless of whether any payments are made to Employee under this Agreement as a result of such termination, Employee shall not, directly or indirectly, solicit, participate in or promote the solicitation of any person who was employed by Company at the time of Employee*s termination of employment with Company to leave the employ of Company, or, on behalf of himself or any other person or entity, hire, employ or engage any such person. Employee further agrees that, during such time, if an employee of Company contacts Employee about prospective employment, Employee will inform such employee that Employee cannot discuss the matter further with him or her without the consent of Company.

          (b) SOLICITATION OF CLIENTS, CUSTOMERS, ETC. During Employee*s employment with Company and for a period of twelve (12) months after termination of Employee*s employment under circumstances which result in payment of any amounts to Employee under this Agreement, Employee shall not, directly or indirectly, solicit any person who, at the time of termination of Employee*s employment with Company, was a client, customer, vendor, consultant or agent of Company to discontinue business, in whole or in part, with Company. Employee further agrees that, during such time, if such a client, customer, vendor, or consultant or agent contacts Employee about discontinuing business with Company or moving that business elsewhere, Employee will inform such client, customer, vendor, consultant or agent that Employee cannot discuss the matter further with him or her without the consent of Company.

         SECTION 10. GENERAL.

          (a) NOTICES. All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested or by written telecommunication, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party in accordance with this
Section 10(a):

          If to Company, to:

          AZZ incorporated
          1300 South University Drive, Suite 200
          Fort Worth, Texas 76107
          Attention: Board of Directors

          If to Employee, to:

          Dana L. Perry
          3919 Buena Vista Circle
          Granbury, Texas 76049

          (b) WITHHOLDING. All payments required to be made to Employee by Employer under this Agreement shall be subject to the withholdings of such amounts, if any, relating to federal, state, and local taxes as may be required by law.

          (c) EQUITABLE REMEDIES. Each of the parties hereto acknowledges and agrees that upon any breach by Employee of his obligations under any of Sections 7, 8, and 9, Employer shall have no adequate remedy at law and accordingly shall be entitled to specific performance and other appropriate injunctive and equitable relief.

          (d) SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

          (e) WAIVERS. No delay or omission by either party in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

          (f) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          (g) CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

          (h) REFERENCE TO AGREEMENT. Use of the words "herein," "hereof," "hereto," "hereunder," "herefrom" and the like in this Agreement refer to this Agreement only as a whole and not to any particular section or subsection of this Agreement, unless otherwise noted.

          (i) BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties and shall be enforceable by the personal representatives and heirs of the Employee and the successors and assigns of Employer. This Agreement may be assigned by Company to any of its subsidiaries; provided that in the event of any such assignment, Company shall remain liable for all of its obligations hereunder and shall be liable for all obligations of all such assignee hereunder. If Employee dies while any amounts would still be payable to him hereunder, such amounts shall be paid to Employee*s estate. This Agreement is not otherwise assignable by Employee.

          (j) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and may not be amended except by a written instrument hereafter signed by each of the parties hereto.

          (k) GOVERNING LAW. This Agreement and the performance hereof shall be construed and governed in accordance with the laws of the State of Texas, without regard to choice of law principles.

          (l) GENDER AND NUMBER. The masculine gender shall be deemed to denote the feminine or neuter genders, the singular to denote the plural, and the plural to denote the singular, where the context so permits.

          (m) APPLICABILITY. Any obligation, undertaking or duty of Employee to the Company under this Agreement shall extend to any affiliate of the Company to which Employee is assigned pursuant to Section 4(i) above.

     SECTION 11. DEFINITIONS. As used in this Agreement, the following terms will have the following meanings:

          (a) "Agreement" has the meaning ascribed to it in the first paragraph of this document.

          (b)  "Accrued Amounts" has the meaning ascribed to it in Section
               6(b)(i)

          (c)  "Base Salary" has the meaning ascribed to it in Section 4(a)

          (d)  "Cause" has the meaning ascribed to it in Section 6(a)(ii).

          (e)  "Change in Control Agreement" has the meaning ascribed to it in
               Section 6(c).

          (f)  "Code" means the Internal Revenue Code of 1986, as amended.

          (g)  "Company" means AZZ incorporated, a Texas corporation.

          (h)  "Confidential Information" has the meaning ascribed to it in
               Section 8(b).

          (i) "Disability" with respect to an Employee shall, to the extent permitted by law and subject to the Americans with Disability Act or any state or local counterpart, be deemed to exist in accordance with Section 6(a)(i) if the Employee meets the definition of either "disabled" or "disability" under the terms of Company*s long-term disability benefit program. Any refusal by Employee to submit to a reasonable medical examination that is job-related and consistent with business necessity and intended to inquire into Employee's ability to perform job-related functions shall be deemed to constitute conclusive evidence of Company's right to terminate Employee in accordance with Section 6(a)(i) regardless of whether Employee actually has a disability.

          (j) "Employee" has the meaning ascribed to it in the first paragraph of this document.

          (k)  "Company" refers to Company and its successors and assigns.

          (l)  "Employment Date" has the meaning ascribed to it in Section 3.

          (m)  "Price" has the meaning ascribed to it in Section 4(c).

          (n)  "Inventions" has the meaning ascribed to it in Section 7(a).

EXECUTED as of the date and year first above written.

                                AZZ incorporated



                                By:  /s/ DAVID H. DINGUS
                                   ____________________________________________
                                     David H. Dingus
                                     President and CEO

                                EMPLOYEE



                                By:  /s/ DANA L. PERRY
                                   ____________________________________________
                                     Dana L. Perry

                              AZZ Incorporated 2002
                         Management Incentive Bonus Plan

                                    ARTICLE I
                                    THE PLAN

     1.1  Name. This Plan shall be known as the "AZZ incorporated 2002
          ----
Management Incentive Bonus Plan."

     1.2  Purpose. The Purpose of the Plan is to provide an incentive to key
          -------
managers to meet the short-term objectives of the Company's current business plan.

     1.3  Eligibility to Participate. Any full time employee of the Company who
          --------------------------
is found by the Plan administrator to have management level responsibilities, the performance of which are critical to the success of the Company, may be designated by the administrator as a Plan participant.

     1.4  Term. The Plan shall continue in effect from year to year until
          ----
terminated by action of the Board.

                                   ARTICLE II
                                 ADMINISTRATION

     2.1  Plan Administrator. The Plan shall be administered by the Compensation
          ------------------
Committee (the "Committee") of the Company's Board of Directors (the "Board"). By approval of this Plan the Board delegates to the Committee full authority to administer this Plan including, without limitation, authority to (i) designate Plan participants, (ii) establish performance criteria for participants on an individual basis, (iii) establish schedules, formulas or other methods for determining the bonuses which Plan participants are eligible to earn, (iv) make adjustments, or determine not to make adjustments, for extraordinary events which effect bonuses earned under the Plan and (v) interpret the Plan (which interpretations shall be final and binding on the Company and on Plan participants) and make all determinations necessary or advisable for the administration of the Plan.

     2.2  Company Assistance. The Company shall provide all information
          ------------------
reasonably requested by the Committee in connection with its duties as Plan administrator.

     2.3  Responsibilities of the CEO. The Committee shall be responsible for
          ---------------------------
determining the criteria and scale for calculation of the cash incentive bonus which the Company's CEO shall be eligible to earn under the Plan. The CEO shall be responsible for

                        Exhibit A to Employment Agreement
recommending annually to the Committee the criteria and the scale for calculation of the cash incentive bonus which other Plan participants shall be eligible to earn under the Plan.

                                   ARTICLE III
                     INCENTIVE AWARDS, EFFECT OF TERMINATION
                        OF EMPLOYMENT AND TIME OF PAYMENT

     3.1  Incentive Awards. the Committee shall annually or more often if it
          ----------------
determines additional awards to be necessary or appropriate in order to accomplish the purposes of the Plan, grant incentive awards to eligible employees by use of the Incentive Bonus Participation form attached to this Plan as Exhibit A or such other award form as it may develop in connection with its administration of the Plan.

     3.2  Termination of Employment. A Plan participant must continue to be a
          -------------------------
full-time employee of the Company at the time of payment of incentive bonuses under the Plan to be eligible to receive such a payment unless termination from employment resulted from retirement, death, disability or termination (other than a termination for cause), in which case the terminated employee shall receive a portion of the incentive bonus prorated for the portion of the Company's fiscal year prior to such termination. In such a case payment shall be made to the terminated participant or the participant's estate at the same time that payments are made to active employee participants. As used above, a termination shall be for cause if: (i) Employee is convicted of a crime involving moral turpitude or a crime providing for a term of imprisonment in a federal or state penitentiary; (ii) Employee commits any willful malfeasance or gross negligence in the discharge of duties to the Company or any of its subsidiaries, having a material adverse effect on the Company or any of its subsidiaries, their business or reputations; or (iii) Employee fails to correct within five days after written notice, any specific failure in performance of the duties of the Employee's position with the Company.

     3.3  Payment of Awards. Awards earned shall be paid, after adjustment for
          -----------------
payroll taxes and any other appropriate withholding, no later than twenty-one
(21) days after receipt by the Company of audited financial statements for the applicable period.

                                  (End of Plan)

                                AZZ incorporated
                 Management Incentive Bonus Plan Participation

                   Vice President and Chief Financial Officer
                   -----------------------------------------
                           (Management Position Held)

     You are being offered participation in the Company's 2002 Management Incentive Bonus Plan. The terms of this offer are set forth below. A copy of the 2002 Management Incentive Bonus Plan is attached as Exhibit A to this participation form. Your participation in the Plan will be controlled and governed by the terms of the Plan, so please read it carefully and if you wish to accept participation in the Plan, sign and return the enclosed copy of this participation form to the Company's President and Chief Executive Officer, David
H. Dingus.

1.   Plan participant:       DANA L. PERRY
                       ---------------------------------------------------------

2.   Fiscal Year:     2002
                  --------------------------------------------------------------

3.   Criteria for bonus:     Earnings Per Share (diluted)
                         -------------------------------------------------------

4. Schedule or formula by which the amount of the incentive bonus will be calculated:

     Your incentive bonus for 2002 fiscal year will be based on the Company's targeted diluted earnings per share of $1.87 per share. Your bonus will be calculated based on the following schedule:

               30% of base salary at target EPS
               35% of base salary at 110% of target EPS
               40% of base salary at 120% of target EPS or more
               20% of base salary at 90% of target EPS
               10% of base salary at 80% of target EPS
               1% of base salary at 71% of target EPS
               0% of base salary at 70% of target EPS

     The percent of target diluted EPS earned will be rounded to the nearest whole percent. The percent of base salary earned will be prorated to reflect the same relative position to the benchmarks above and below it as shown in the table that the percent of target diluted EPS achieved bears to the benchmark percentages just above and below it as shown in the table. The percentage of base salary so determined shall be rounded to the nearest one-tenth of one percent. Solely by way of example, if the targeted diluted earnings per share were $1.00 and the actual diluted earnings per share were $1.17 and your base salary were $196,000.00, the incentive bonus would be calculated as follows:

                                    EXHIBIT A

     Step One:      Percent of target accomplished: $1.17 = 117% of target (use nearest whole percent)

     Step Two:      117% is related 110%-120% as 38.5% (use nearest one-tenth of one percent) is related to 35%-40%

     Step Three:    38.50% of $196,000 = $75,460.00

     Step Four:     Incentive bonus is $75,460.00



                                         /s/ DAVID H. DINGUS
                                        ----------------------------------------
                                        Authorized Officer

Accepted: I accept participation in the AZZ incorporated 2002 Management Incentive Bonus Plan, acknowledge receipt of a copy of the Plan and agree that my participation will be governed by the terms of the Plan.



                                         /s/ DANA L. PERRY
                                        ----------------------------------------
                                        Plan Participant